UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: June 8, 2006

SMITHFIELD FOODS, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-15321	52-0845861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Commerce Street Smithfield, Virginia	23430
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 365-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition.

On June 8, 2006, the Registrant issued a press release announcing its earnings for the fourth quarter of fiscal 2006 and the 2006 fiscal year, both of which ended April 30, 2006. The information contained in the press release and the appendix thereto, which is attached as Exhibit 99.1 to this report, is incorporated herein by reference.

The registrant reported Pork segment operating profit of $22.2 million in the fourth quarter of fiscal 2006 and $153.0 million for the 2006 fiscal year. Excluding pretax charges totaling $10.0 million and $26.3 million, respectively, in connection with the restructuring of the Registrant’s east coast pork processing operations, Pork segment operating profits for the quarter would have been $32.2 million and $179.3 million for the fiscal year. In the press release, the Registrant discussed the Pork segment operating profits excluding the plant restructuring charges because it uses, and believes it is common for others to use, such metric as one means of assessing the operating performance of a segment. Management also uses such metric to make decisions about resource allocation.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)	Press release, dated as of June 8, 2006, announcing the Registrant’s earnings for the fourth quarter of fiscal 2006 and the 2006 fiscal year, both of which ended April 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITHFIELD FOODS, INC.

Date: June 8, 2006	/s/ Daniel G. Stevens
Daniel G. Stevens
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1	Press release, dated as of June 8, 2006, announcing the Registrant’s earnings for the fourth quarter of fiscal 2006 and the 2006 fiscal year, both of which ended April 30, 2006.